                                                                    EXHIBIT 99.3

ACCESS ONCOLOGY, INC. AND
SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT

CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 2003

                                                                               .
                                                                               .
                                                                               .

ACCESS ONCOLOGY, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

                                                                             PAGE
INDEPENDENT AUDITORS' REPORT                                                    1

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR
   ENDED DECEMBER 31, 2003

   Consolidated Balance Sheet                                                   2

   Consolidated Statement of Operations                                         3

   Consolidated Statement of Stockholders' Equity                               4

   Consolidated Statement of Cash Flows                                         5

   Notes to Consolidated Financial Statements                                6-18

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of ACCESS Oncology, Inc.

We have audited the consolidated balance sheet of ACCESS Oncology, Inc. and Subsidiaries (the "Company") as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP


April 6, 2004

ACCESS ONCOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                                $    102,644
  Accounts receivable, net of allowance of $8,000                                                84,250
  Prepaid expenses and other current assets                                                     232,918
                                                                                           ------------
           Total current assets                                                                 419,812

PROPERTY AND EQUIPMENT--Net                                                                     164,809

INTANGIBLE ASSETS--Net                                                                           22,627

SECURITY DEPOSITS                                                                                87,253
                                                                                           ------------
TOTAL ASSETS                                                                               $    694,501
                                                                                           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                         $  1,055,472
  Accrued expenses                                                                              286,391
  Deferred compensation to officers                                                             434,780
  Deferred revenue                                                                              543,400
  Notes payable and accrued interest                                                          6,601,237
                                                                                           ------------

           Total current liabilities                                                          8,921,280

OTHER LIABILITIES                                                                                70,784
                                                                                           ------------
           Total liabilities                                                                  8,992,064
                                                                                           ------------

COMMITMENTS AND CONTINGENCIES
  (Note 10)

STOCKHOLDERS' EQUITY (DEFICIT):
  Convertible preferred stock Series A, $.001 par--4,000,000 shares
    authorized; 3,129,998 issued and outstanding                                                  3,130
  Convertible preferred stock Series B, $.001 par--900,000 shares authorized;
    837,500 issued and outstanding                                                                  838
  Preferred stock--undesignated, $.001 par--5,100,000 shares authorized, 0
    issued and outstanding                                                                            -
  Common stock, $.001 par--25,000,000 shares authorized,
    10,649,387 shares issued and outstanding                                                     10,649
  Additional paid-in capital                                                                 10,644,921
  Deferred compensation                                                                        (255,420)
  Accumulated deficit                                                                       (18,701,681)
                                                                                           ------------
           Total stockholders' deficit                                                       (8,297,563)
                                                                                           ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                $    694,501
                                                                                           ============

See notes to consolidated financial statements.

ACCESS ONCOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003

REVENUES:
 Service revenue                             $   709,062
 Other revenue                                    76,587
                                             -----------
           Total revenues                        785,649
                                             -----------
OPERATING EXPENSES:
    Cost of services                             849,914
    Research and development                   1,331,335
    Sales and marketing                           15,078
    General and administrative                   445,551
    Stock based compensation                     400,769
    Depreciation and amortization                120,317
                                             -----------
                                               3,162,964
                                             -----------
OPERATING LOSS                                (2,377,315)
INTEREST EXPENSE-Net                            (627,563)
                                             -----------
LOSS FROM CONTINUING OPERATIONS               (3,004,878)
LOSS FROM DISCONTINUED OPERATIONS               (108,474)
                                             -----------
NET LOSS                                     $(3,113,352)
                                             ===========

See notes to consolidated financial statements.

ACCESS ONCOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2003

                                                     PREFERRED STOCK  PREFERRED STOCK
                                                         SERIES A         SERIES B        COMMON STOCK    ADDITIONAL
                                                    ----------------- ---------------- ------------------   PAID-IN
                                                     SHARES    AMOUNT  SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL
BALANCES--JANUARY 1, 2003                           3,129,998 $ 3,130  837,500  $  838 10,421,258 $10,421 $10,606,915

  Stock options granted                                     -       -        -       -          -       -     (40,992)

  Vesting of restricted common stock on December 31
  at $0.20 per share                                        -       -        -       -    228,129     228      45,398

  Warrants issued                                           -       -        -       -          -       -      33,600

  Amortization of deferred compensation                     -       -        -       -          -       -           -

  Net loss                                                  -       -        -       -          -       -           -
                                                    --------- ------- --------  ------ ---------- ------- -----------
BALANCES--DECEMBER 31, 2003                         3,129,998 $ 3,130  837,500  $  838 10,649,387 $10,649 $10,644,921
                                                    ========= ======= ========  ====== ========== ======= ===========

                                                       DEFERRED    ACCUMULATED
                                                     COMPENSATION    DEFICIT         TOTAL
BALANCES--JANUARY 1, 2003                            $   (697,181) $(15,588,329) $ (5,664,206)

  Stock options granted                                    40,992             -             -

  Vesting of restricted common stock on December 31
  at $0.20 per share                                            -             -        45,626

  Warrants issued                                               -             -        33,600

  Amortization of deferred compensation                   400,769             -       400,769

  Net loss                                                      -    (3,113,352)   (3,113,352)
                                                     ------------  ------------  ------------
BALANCES--DECEMBER 31, 2003                          $   (255,420) $(18,701,681) $ (8,297,563)
                                                     ============  ============  ============

See notes to consolidated financial statements.

ACCESS ONCOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                                                    $(3,113,352)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Loss from discontinued operations                             108,474
    Depreciation and amortization                                 120,317
    Stock based compensation                                      400,769
    Accretion of warrants and deferred
       financing costs                                             79,226
  Change in assets and liabilities, net of effects of
       discontinued operations:
    Accounts receivable                                           (73,250)
    Prepaid expenses and other current assets                    (141,777)
    Security deposits                                              18,600
    Accounts payable                                              127,178
    Accrued expenses                                               97,490
    Deferred compensation to officers                              84,780
    Deferred revenue                                              467,250
    Other liabilities                                             (51,036)
    Accrued interest on notes payable                             595,064
                                                              -----------
           Net cash used in operating activities               (1,280,267)
                                                              -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES - Proceeds from notes payable                        750,000
                                                              -----------
NET CASH USED IN DISCONTINUED OPERATIONS                         (181,144)
                                                              -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                        (711,411)

CASH AND CASH EQUIVALENTS--
  Beginning of period                                             814,055
                                                              -----------
CASH AND CASH EQUIVALENTS--
  End of period                                               $   102,644
                                                              ===========

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOWS INFORMATION:
  Cash paid for income taxes                                  $     7,749
                                                              ===========

See notes to consolidated financial statements.

ACCESS ONCOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2003

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         BUSINESS--ACCESS Oncology, Inc. and Subsidiaries (the "Company") is a biopharmaceutical company focused on acquiring, developing and marketing novel therapeutics for cancer and related conditions. The Company is building a portfolio of proprietary anti-cancer product candidates primarily by in-licensing and acquiring clinical-stage product candidates from emerging biotechnology companies that are seeking a clinical development and marketing partner. In addition to developing its own cancer product candidates, the Company provides clinical trial services to other companies that develop and market cancer products. The Company carries out its operations through the following wholly owned internally developed subsidiaries: AOI Pharmaceuticals, Inc. ("AOIP") and AOI Pharma, Inc. ("AOIPH"), which seek to acquire or in-license anti-cancer product candidates, and Online Collaborative Oncology Group, Inc. ("OCOG"), which provides clinical trial management and site recruitment services.

         The Company's operations to date have resulted in significant operating losses and negative cash flows. As shown in the consolidated financial statements, during the year ended December 31, 2003, the Company incurred a net operating loss from continuing operations of $3,004,878 and a net loss of $3,113,352. On January 8, 2004, the Company entered into a definitive merger agreement to be acquired by a wholly-owned subsidiary of Keryx Biopharmaceuticals, Inc. ("Keryx"), a related party. This merger was completed on February 5, 2004. The Company is the surviving corporation and became a wholly-owned subsidiary of Keryx.

         BASIS OF PRESENTATION--The consolidated financial statements include the accounts of the Company and its wholly owned internally-developed subsidiaries. The Company's continuing operations consist primarily of three subsidiaries: AOIP, AOIPH and OCOG. These consolidated financial statements also include the assets and liabilities and operating results of businesses that have been discontinued, which amounts are separately classified. The Company's divested operations include the businesses of AOI Communications, Inc. ("AOIC") and Cancer Education.com, Inc. ("CE"), which are wholly-owned subsidiaries whose assets were transferred to a related party in April 2003 (see Notes 11 and 12). All intercompany accounts and transactions have been eliminated in consolidation.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES--The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements. Actual results could differ from those estimates. Some of the more significant estimates include allowances for doubtful accounts, depreciation and amortization of long-lived assets, valuation of common stock and deferred tax asset valuation allowance. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash on hand and cash invested in short-term financial instruments with a maturity of three months or less from the date of purchase.

         PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation and amortization is computed on the straight-line method based on the following estimated useful lives when assets are placed into service:

Computer and communications equipment                    5 years
Computer software                                        5 years
Conference equipment                                     5 years
Furniture and fixtures                                   7 years

         Expenditures for maintenance and repairs that do not materially extend the useful lives of the respective assets are charged to expense as incurred. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

         IMPAIRMENT OF LONG-LIVED ASSETS--The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Impairment losses are recognized when a long-lived asset's carrying value exceeds the expected undiscounted cash flows related to that asset. The amount of the impairment loss is the difference between the carrying value and the fair market value of the asset. The fair market value of an asset is determined based upon discounted cash flows.

         INTANGIBLE ASSETS--Intangible assets include investigator contracts, clinical study management service contracts, and various business files, which are being amortized on a straight-line basis over periods ranging from 2 to 4 years. The Company reviews its intangible assets for impairment.

         DEFERRED REVENUE--Deferred revenue is incurred when the Company receives a deposit or prepayment for services to be performed at a later date. Revenue is recognized as the services are provided.

         REVENUE RECOGNITION--Revenues consist of clinical trial management and site recruitment services. Revenues from providing these services are recognized as the services are provided. As of December 31, 2003, no revenue has been recognized by AOIP and AOIPH.

         COST OF SERVICES--Cost of services consist of all costs specifically associated with client programs such as salary, benefits paid to personnel, payments to third-party vendors and systems and other support facilities associated with delivering services to the Company's clients. Cost of services are recognized as services are performed.

         INCOME TAXES--Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities measured using enacted tax rates. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

         STOCK BASED COMPENSATION--The Company accounts for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, ("APB 25") "Accounting for Stock Issued to Employees," and complies with the disclosure provision of SFAS No. 123, "Accounting for Stock-Based Compensation," and the amendments of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123.

         If the Company had elected to follow the fair value method of accounting for stock options in accordance with SFAS No. 123, stock options would be valued at the date of the grant and compensation cost would be recognized ratably over the vesting period. The Company's net loss would have been increased to the pro forma amount indicated below:

         NET LOSS:

         As reported       $ (3,113,352)
         Pro forma           (3,164,085)

         The Company's calculations were made using the Black-Scholes option pricing model, which is more fully described in Note 9.

         RESEARCH AND DEVELOPMENT COSTS--Research and development costs are expensed as incurred.

         FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS--The carrying amount of the Company's cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, deferred revenue and notes payable approximates fair market value because of the short maturity of those instruments.

         RECENT ACCOUNTING PRONOUNCEMENTS - In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 is effective for guarantees issued or modified starting January 1, 2003. The Company does not enter into such transactions. Therefore the adoption of this standard did not impact its consolidated financial position, results of operations, or disclosure requirements.

         In January 2003 and revised in December 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51," and an amendment to FIN 46 entitled FASB Interpretation No. 46 (revised December 2003) "Consolidation of Variable Interest Entities ("FIN 46R"). FIN 46R requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R will be applied by the Company to those entities that are considered variable interest entities as of March 31, 2004. The Company believes that the provisions of FIN 46R will not have any impact on the Company's consolidated financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. This Statement shall be for the first fiscal period beginning after December 15, 2003. The Company believes that the provisions of FASB No. 150 will not have any impact on the Company's consolidated financial position or results of operations.

3.       PROPERTY AND EQUIPMENT--NET

         At December 31, 2003, property and equipment consists of the following:

         Computer and communications equipment               $ 137,407
         Computer software                                      79,557
         Conference equipment                                  135,995
         Furnitures and fixtures                                68,877
                                                             ---------
                                                               421,836
         Less accumulated depreciation and amortization       (257,028)
                                                             ---------
                                                             $ 164,809
                                                             =========

         Depreciation expense amounted to $82,430 for the year ended December 31, 2003. During the year ended December 31, 2003, the Company wrote-off certain computer and communications equipment and furniture and fixtures which were associated with its discontinued medical marketing business, which amounted to $34,823. This loss is included in discontinued operations in the accompanying consolidated financial statements (See Note 11).

4.       INTANGIBLE ASSETS

         On April 9, 2002, the Company completed an asset purchase agreement with a physician practice management company pursuant to which the Company acquired certain clinical research property and equipment (included in respective property and equipment categories above) as well as certain intangible assets for total consideration of $135,307 in cash. The intangible assets acquired included certain separable intangible assets including investigator contracts, clinical study management service contracts, and various business files. All intangible assets acquired were determined to have finite useful lives, as outlined by SFAS No. 142, "Goodwill and Other Intangible Assets." The intangible assets acquired were valued at $92,427 and are being amortized on a straight-line basis over their estimated useful lives, which range from 2 to 4 years. At December 31, 2003, accumulated amortization on intangible assets was $69,800. Amortization expense amounted to $39,886 for the year ended December 31, 2003. The remaining amortization expense of $22,627 will be recorded in the year ended December 31, 2004.

5.       NOTES PAYABLE

         On January 15, 2002, the Company issued and sold to 12 purchasers, promissory notes in the aggregate principal amount of $3,125,000. In consideration for entering into the promissory notes, the Company also issued to the purchasers warrants to purchase up to 468,750 shares of its common stock at an exercise price of $5.50 per share. The warrants had a value of approximately $445,000, of which the remaining unamortized portion of approximately $18,000 was expensed as interest expense in 2003. The promissory notes have an annual interest rate of 8% and are payable on the earlier of (a) five business days following the closing of a sale of equity securities of the Company in a public offering of the Company's securities in which gross proceeds exceed $10,000,000 and (b) January 15, 2003 (the "Maturity Date"). On the Maturity Date, the Company was entitled to, and did, extend the Maturity Date for up to one year with an annual interest rate of 10%. The Notes were due January 15, 2004. These notes were repaid subsequent to the Company's merger with Keryx (see Note 1). At December 31, 2003, accrued interest was $573,438 and is included in notes payable and accrued interest in the accompanying consolidated balance sheet. Paramount Capital, a related party, acted as a finder with respect to certain investors and received a finder's fee of $192,500. As part of the finder's fee, the Company issued warrants to purchase an aggregate of 41,250 shares of its common stock. The exercise price of these warrants is $6.05 per share. A director who is a greater than 5% shareholder (herein referred to as the "Same Director") had guaranteed the principal of, and accrued interest on, the promissory notes in the event that the Company failed to pay such payments promptly when due, following any permitted extension. The Company had agreed to indemnify the director for any liability or damages arising under the guarantee of the promissory notes, including the repayment of the principal of, and the accrued interest on, the promissory notes. The Company's Chairman of the Board had also guaranteed a portion of the Same Director's guaranty of the promissory notes. The Company had agreed to indemnify the Chairman of the Board for any liability or damages arising under his guarantee, including any liability relating to the repayment of the principal of, and the accrued interest on, the promissory notes. The Company sold $175,000 and $200,000 of promissory notes and issued 26,250 and 30,000 warrants to purchase common stock to the wife of the Chairman of the Board and to the Chief Executive Officer, respectively.

         On February 1, 2002, the Company issued and sold to 18 purchasers promissory notes in the aggregate principal amount of $1,800,000. In consideration for entering into the promissory notes, the Company also issued to the purchasers warrants to purchase up to 270,000 shares of its common stock with an exercise price of $5.50 per share. The warrants had a value of approximately $256,000, of which the remaining unamortized portion of approximately $21,000 was expensed as interest expense in 2003. The promissory notes have an annual interest rate of 8% and are payable on the earlier of (a) five business days following the closing of a sale of equity securities of the Company in a public offering of the Company's securities in which gross proceeds exceed $10,000,000 and (b) February 1, 2003 (the "Maturity Date"). On the Maturity Date, the Company was entitled to, and did, extend the Maturity Date for up to one year with an annual interest rate of 10%. The Notes are due February 1, 2004. These notes were repaid subsequent to the Company's merger with Keryx (see Note 1). At December 31, 2003, accrued interest was $322,200 and is included in notes payable and accrued interest in the accompanying consolidated balance sheet. Paramount Capital, a related party, acted as a finder with respect to certain investors and received a finder's fee of $108,500. As part of the finder's fee, the Company issued warrants to purchase an aggregate of 23,250 shares of its common stock. The exercise price of these warrants is $6.05 per share. The Same Director had guaranteed the principal of, and accrued interest on, the promissory notes in the event that the Company failed to pay such payments promptly when due, following any permitted extension. The Company had agreed to indemnify the director for any liability or damages arising under the guarantee of the promissory notes, including the repayment of the principal of, and the accrued interest on, the promissory notes. The Chairman of the Board had also guaranteed a portion of the Same Director's guaranty of the promissory notes. The Company had agreed to indemnify the Chairman of the Board for any liability or damages arising under his guarantee, including any liability relating to the repayment of the principal and the accrued interest on the promissory notes.

         In March 2003, the Company issued and sold a total of $400,000 of promissory notes and issued a total of 60,000 warrants to purchase common stock with an exercise price of $0.25 per share to the Chairman of the Board, the Chief Executive Officer, and the Same Director. The warrants have a value of $33,600, which will be expensed over the life of the promissory notes. During 2003, the Company recorded an interest charge of approximately $30,519 related to the value assigned to the warrants on the debt. An additional interest charge of $3,081 will be recorded during 2004. The promissory notes have an annual interest rate of 10% and are payable on the earlier of (a) five business days following the closing of a sale of equity securities of the Company in a public offering of the Company's securities in which gross proceeds exceed $10,000,000 and (b) February 1, 2004 (the "Maturity Date"). These notes were repaid subsequent to the Company's merger with Keryx (see Note 1). At December 31, 2003, accrued interest was $31,667 and is included in notes payable and accrued interest in the accompanying consolidated balance sheet.

         As part of the letter of intent signed between the Company and Keryx (see Note 12) in December 2003, the Company issued and sold to Keryx, a promissory note in the principal amount of $350,000. The promissory note has an annual interest rate of 10% and is payable, together with unpaid interest, on the earlier of (a) the closing of a merger transaction between the Company and Keryx and (b) 30 days following the termination of the letter of intent. At December 31, 2003, accrued interest was $2,014 and is included in notes payable and accrued interest in the accompanying consolidated balance sheet. This promissory note was assumed by Keryx as part of the Company's merger with Keryx.

6.       DEFERRED COMPENSATION TO OFFICERS

         Two officers of the Company have elected to defer their bonus compensation for 2002 and 2001, which totaled $350,000. In addition, during 2003, these two officers elected to defer a portion of their salary totaling $84,780. Such amounts have been included in deferred compensation to officers in the accompanying consolidated balance sheet. The amounts due for deferred compensation are non-interest bearing with no repayment terms and the officers have agreed not to demand payment until the Company completes a significant public or private offering of stock or other alternative means of financing. The amounts due were paid subsequent to the Company's merger with Keryx (see Note 1).

7.       STOCKHOLDERS' EQUITY

         COMMON STOCK--The Company is authorized to issue 25,000,000 shares of Common Stock with a par value of $.001 per share.

         On May 1999, the Company issued 7,720,000 shares of common stock to the founders of the Company for $7,720 in cash.

         On July 1999, the Company issued 2,245,000 shares of common stock to the principal stockholders for $1,122,500 in cash.

         RESTRICTED STOCK--On January 31, 2001, the Company granted 912,516 options to purchase common stock to the President (and currently chief executive officer) of the Company. The options, exercisable at $0.20 per share, were scheduled to be vested over four years, with 25% vesting on December 31, 2001 and thereafter in equal installments over the next three years through December 31, 2004. The fair market value of the Company's stock on January 31, 2001 was estimated to be approximately $0.81 per share. Accordingly, the Company recorded a deferred compensation charge of $556,635 on the date of issuance with a corresponding credit to additional paid-in capital. On December 20, 2001, prior to any initial vesting, the Company permitted the option holder to exercise the options for a total price of $182,503. The options were converted to restricted stock whereby the Company has the ability to purchase the unvested restricted stock at $0.20 per share at any time until December 31, 2004 if the officer ceases to be an employee of the Company (the "Purchase Option"). The restricted stock vests and, accordingly, the Purchase Option terminates along the same schedule as the original option issuance. At December 31, 2003, a total of 684,387 shares of common stock are vested in accordance with the restricted stock agreement and accordingly, have been recorded as common stock. At December 31, 2003, the Company has a liability of $45,626, which is included in other liabilities in the accompanying consolidated balance sheet, for the remaining dollar value of the unvested shares. The Company has the right to assign the Purchase Option to one or more persons or entities. If the officer's employment is terminated under certain circumstances, then the officer will receive one additional year of vesting of the restricted stock; provided, however, that the employment is not terminated through a change of control (as defined in the agreement), which will result in immediate vesting of the restricted stock and the Purchase Option will expire. The Company recorded $139,159 of noncash compensation related to the vested restricted stock in the year ended December 31, 2003. The remaining restricted stock vested, and accordingly the Purchase Option expired, upon the completion of the Company's merger with Keryx.

         PREFERRED STOCK--The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $.001, of which 4,000,000 shares are designated as Series A Convertible Preferred Stock ("Series A"); 900,000 shares are designated as Series B Convertible Preferred Stock ("Series B"); and 5,100,000 shares of undesignated Preferred Stock.

         On March 31, 2000, the Company issued 3,129,998 shares of Series A in exchange for $4,593,654 in cash, net of expense. On January 31, 2001, the Company issued 837,500 shares of Series B for $1,624,697 in cash, net of expense.

         The Series A and Series B are convertible: (1) at the option of the holder or (2) automatically upon: (a) the vote of holders of at least 50% of the Series or (b) completion of a firmly underwritten public offering of common stock by the Company with net cash proceeds to the Company in excess of $10,000,000.

         The conversion price of the Series A and Series B is subject to a weighted average antidilution adjustment in the event that the Company issues additional shares (other than: (i) Common Stock issuable upon the exercise or conversion of options, warrants, or preferred stock outstanding as of the Series A and Series B issue dates; (ii) Common Stock or options, issuable to employees, consultants, directors, or scientific advisory board members of the Company, which are approved by the Board of Directors of the Company; (iii) any securities issued upon exercise of the Company's Stock Purchase Warrants issued to finders in connection with the issuance of the Series A and any securities issued upon conversion of said securities; and (iv) the Series A and Series B and all securities issued upon conversion of each) at a purchase price less than the applicable purchase price. The conversion price of the Series A and Series B will also be adjusted proportionally upon standard events, as defined in the agreements.

         At any time after the first anniversary of the original issuance of the Series A and Series B, the Company has the option to redeem each at 110% of the initial purchase price plus accrued and unpaid dividends. Any such redemption can be of all or any part of outstanding shares. Any partial redemption would be made on a pro rata basis among the holders.

         In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A and Series B would be entitled to payment of the initial purchase price of the Series A and Series B, plus accrued and unpaid dividends thereon, prior to any distributions to holders of the Company's Common Stock.

         Upon the liquidation or sale of the Company or any redemption of Series A and Series B, the rights of the holders of Series A and Series B to convert such shares terminate at the close of business on: (a) in the case of liquidation of the Company, the day next preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of such series or (b) in the case of redemption of Series A or Series B, the day preceding the date fixed for the payment of any amounts distributable on redemption to the holders of such series, or, if such payment is not made when due, the date such payment is actually made.

         Holders of Series A and Series B have voting rights and vote together with the holders of Common Stock as a single class on all matters coming before the Company's stockholders. Each share of Series A and Series B entitles its holder to cast a number of votes equal to the number of whole shares of Common Stock into which each share is convertible.

         Consent of the holders of at least 50% of the Series A or Series B, voting as a separate class, is required for any action which: (i) alters or changes the rights, preferences or privileges of the Series A or Series B; (ii) increases or decreases (other than by conversion) the authorized number of shares of each Series; (iii) creates any new class or series of shares having preference over the Series A or Series B with respect to dividends and liquidation; (iv) repurchases or otherwise acquires Series A or Series B shares other than pursuant to the Certificate of Incorporation.

         The Company paid cash finders fees to Paramount Capital, Inc., a related party, in connection with the sale of Series A and Series B. The Same Director of the Company is the Chairman and the sole shareholder in Paramount Capital, Inc. The finders fees for the Series A and Series B were $77,000 and $47,250, respectively. The finders fees have been recorded as a reduction to additional paid in capital. In addition, other costs of structuring the Series A and Series B transactions, such as legal fees, were $24,343 and $3,053, respectively, and were recorded as a reduction to additional paid in capital. See Note 8 related to warrants issued as finders fees to Paramount Capital, Inc. in connection with the sale of Series A and Series B.

8.       WARRANTS

         In connection with the sale of Series A and Series B, Paramount Capital, Inc., a related party, acted as a finder with respect to certain investors and received a finders fee. Included as part of the finders fee, the Company issued warrants to purchase an aggregate of 36,667 shares of Series A and 16,875 shares of Series B at exercise prices of $1.65 and $2.20 per share, respectively. Both warrants are exercisable upon issuance for five years, through March 2005 and January 2006, respectively. The shares may be issued through a cash payment or through a cashless exercise and the warrant price is adjustable if the Company declares a dividend. These warrants were provided as a finders fee for services in connection with the issuance of preferred stock and did not result in an adjustment to additional paid in capital. Through December 31, 2003, there have been no exercises.

         In connection with the sale of promissory notes, Paramount Capital, Inc., a related party, acted as a finder with respect to certain investors and received a finders fee. Included as part of the finders fee, the Company issued warrants to purchase an aggregate of 41,250 and 23,250 shares of common stock at an exercise price of $6.05 per share. The warrants are exercisable upon issuance for five years, through January 2006 and February 2006, respectively. The shares may be issued through a cash payment or through a cashless exercise and the warrant price is adjustable if the Company declares a dividend. These warrants were provided as a finders fee for services in connection with the issuance of promissory notes and did not result in an adjustment to additional paid in capital. Through December 31, 2003, there have been no exercises.

9.       STOCK OPTION PLAN

         2000 EQUITY INCENTIVE PLAN--Effective August 2000, the Company adopted the 2000 Equity Incentive Plan (the "Plan"). The Plan, as amended, reserved approximately 4,000,000 shares of common stock for issuance upon the exercise of options. Options granted under the Plan will expire not more than ten years from the date of grant. The Company has 243,732 shares available for grant at December 31, 2003.

         A summary of the Company's stock option plans is presented below:

                                                               NUMBER                          WEIGHTED
                                                                 OF         EXPIRATION          AVERAGE
                                                              OPTIONS          DATE          EXERCISE PRICE
                                                             ---------      ----------       --------------
Options outstanding at January 1, 2003                       2,893,753      2010-2011            $ 0.35
Granted                                                              -
Exercised                                                            -
Cancelled                                                      (50,001)     2010-2012            $ 1.31
                                                             ---------
Options outstanding at December 31, 2003                     2,843,752                           $ 0.33
                                                             =========

         Historically, the Company has issued options below fair market value to employees and non-employees. During the year ended December 31, 2003, the Company has not granted any options to either employees or non-employees. The noncash compensation expense for the year ended December 31, 2003, as a result of historical option grants, was $261,610.

         The following table summarizes information about fixed-price options outstanding at December 31, 2003.

                                      WEIGHTED
                                       AVERAGE       WEIGHTED                       WEIGHTED
  RANGE OF                            REMAINING       AVERAGE                        AVERAGE
  EXERCISE           NUMBER          CONTRACTUAL     EXERCISE         NUMBER        EXERCISE
   PRICES          OUTSTANDING           LIFE          PRICE        EXERCISABLE       PRICE
-------------      -----------       -----------     --------       -----------     ---------
$0.10 - $0.20       2,555,439            6.87          $0.16         2,367,859         $0.15
$0.50 - $3.03         288,313            8.15          $1.87           145,356         $1.84

         The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model based on the following assumptions as of December 31, 2003: (a) expected dividend yield of 0% (b) risk-free interest rate of 3.95%; (c) expected life of five years; and (d) volatility of 80%.

         Data summarizing options exercisable and weighted average fair value of options granted at December 31, 2003 is shown below:

Options exercisable at end of period                                               2,513,215

Weighted average exercise price                                                  $      0.25
Weighted average fair value of options
  granted during the period                                                              n/a
Weighted average remaining contractual life                                             6.91

10.      COMMITMENTS AND CONTINGENCIES

         LEASES--The Company leases its facilities and equipment under various operating leases, which expire at various dates through December 31, 2007. Future minimum rental payments, required under operating leases, are as follows:

         YEARS ENDING
         DECEMBER 31,
         ------------
             2004               $  244,531
             2005                  234,968
             2006                   98,242
             2007                      810
                                ----------
                                $  578,551
                                ==========

         In February 2003, the Company entered into an office sharing agreement with Keryx, a related party, whereby the Company provides access to and use of a certain portion of its leased space in New York for a fixed percentage of total monthly cost of such space. The office sharing agreement can be terminated by either party with 90 days written notice. The table above does not assume savings from Keryx's payments pursuant to this agreement.

         Rent expense charged to operations was $91,536 for the year ended December 31, 2003.

         INSURANCE--The Company is insured with respect to its clinical trial operations on a claims-made basis. Management is not aware of any claims against the Company with respect to its clinical trials operations that might have a material impact on the Company's consolidated financial statements.

         EMPLOYMENT AGREEMENTS--The Company has entered into employment agreements with an initial term of four years with an automatic renewal for two additional years with two officers of the Company. One of the employment agreements was terminated in December 2002 with no further obligations due from the Company under the agreement other than the remaining deferred compensation accrued as of the termination date (see
         Note 6). The remaining officer is entitled to a base salary of $200,000 per year with certain incentives at the discretion of management or based upon certain milestones. Future minimum salary payments under the terms of this agreement as of January 1, 2004 are $200,000 for the year ending December 31, 2004. Pursuant to the remaining agreement, the remaining executive agreed to certain confidentiality and non-compete provisions.

         LICENSING AGREEMENTS--In October 2000, the Company entered into a worldwide, exclusive commercial sub-license agreement with Procept, Inc., a wholly-owned subsidiary of Paligent, Inc. ("Paligent") relating to the development and marketing of O6-BG. Under the O6-BG license agreement, the Company has assumed responsibility for the development and marketing of O6-BG and will pay Paligent certain milestone payments totaling approximately $2 million and royalties on net sales of O6-BG. $75,000 was paid to Paligent for milestone payments in the year ended December 31, 2003 (for a liability which was recorded in the year ended December 31, 2002). At December 31, 2003, there are no amounts due to Paligent. If the Company fails to meet its future obligations under the license agreement, Paligent may terminate the agreement upon notice to the Company, subject to the Company's opportunity to cure any such breach.

         In December 2001, the Company entered into an exclusive commercial sub-license agreement with Prescient NeuroPharma Inc. ("Prescient") relating to the development and marketing of AVLB. The

         AVLB license agreement is worldwide, except for the Far East. Under the license agreement, the Company has assumed responsibility for the development and marketing of AVLB and will pay Prescient initial and early milestone payments totaling $1.25 million. $500,000 was paid in the year ended December 31, 2001 and was immediately expensed (as research and development). At the Company's option, a significant portion of the initial payments can be applied to purchase equity in Prescient common stock at a premium to the market price at the time of such purchases. In addition, the AVLB license agreement provides for the Company to make development milestone payments totaling $17.5 million and royalties on net sales of AVLB. At the Company's option, a portion of the milestone payments may be in the form of purchases of Prescient common stock at a premium to the market price at the time of such purchases. No milestone payments have been paid through December 31, 2003. No liability or accrual has been recorded at December 31, 2003. If the Company fails to meet its obligations under the collaboration, Prescient may terminate the agreement upon notice to the Company, subject to the Company's opportunity to cure any such breach.

         In September 2002, the Company entered into an exclusive commercial license agreement with Zentaris AG ("Zentaris") relating to the development and marketing of Perifosine. The Perifosine license agreement is for the United States and its protectorates, Canada and Mexico. Under the license agreement, the Company has assumed responsibility for the development and marketing of Perifosine and will pay Zentaris upfront and milestone payments totaling $18.75 million and royalties on net sales of Perifosine. $250,000 was paid in each of the years ended December 31, 2003 and 2002 and each was immediately expensed (as research and development). No liability or accrual has been recorded at December 31, 2003. If the Company fails to meet its obligations under the collaboration, Zentaris may terminate the agreement upon notice to the Company, subject to the Company's opportunity to cure any such breach.

11.      DISCONTINUED OPERATIONS

         The Company's discontinued operations include AOIC, which provided medical marketing, communication and education services, and CE, which provided information about cancer through a web site. Net loss from discontinued operations was $108,474 for the year ended December 31, 2003, which includes charges recorded for the impairment of assets included in discontinued operations (see Note 3).

12.      RELATED PARTY TRANSACTIONS

         As part of the issuance and sale of promissory notes in March 2003, the Company issued and sold a total of $400,000 of promissory notes and issued a total of 60,000 warrants to purchase common stock to the Chairman of the Board, the Chief Executive Officer, and the Same Director (see Note 5).

         In February 2003, the Company entered into an office sharing agreement with Keryx whereby the Company provides access to and use of a certain portion of its leased space in New York for a fixed percentage of total monthly cost of such space. The office sharing agreement can be terminated by either party with 90 days written notice. In addition, Keryx reimbursed the Company for certain payments made to vendors in 2003 that performed services on Keryx's behalf. Keryx agreed to reimburse the Company for the salaries and related facility costs of two of the Company's employees. Such reimbursements amounted to $210,441, and are included as a reduction to research and development costs in the accompanying statement of operations.

         In April 2003, the Company transferred the assets of AOIC and CE to AOI Communications, LP ("LP"), a related party, for no consideration. In addition, the Company has agreed, through a service agreement with LP, to provide certain payroll and benefit services to LP, and grant LP access to and use of the Stamford and Exton offices (the "Business Offices"), in return for a percentage of pre-tax net profits, if any, of LP for the calendar years ending 2003 and 2004. LP is responsible for all fees and expenses associated with the payroll services and the operation of the Business Offices, including without limitation, salaries, payroll taxes, rent, utilities, and telecommunications charges. The Company recognized revenue of $76,587 in the year ended December 31, 2003 pursuant to this agreement, which has been included in other revenue in the accompanying statement of operation. At December 31, 2003, $26,587 was due to the Company and was included in prepaid expenses and other current assets in the accompanying consolidated balance sheet. Such amount was paid subsequent to December 31, 2003.

         On January 8, 2004, the Company entered into a definitive merger agreement to be acquired by Keryx through the merger of a wholly-owned subsidiary of Keryx with and into the Company. As part of the letter of intent signed between the parties in December 2003, the Company issued and sold to Keryx, a promissory note in the principal amount of $350,000. The promissory note has an annual interest rate of 10% and is payable, together with unpaid interest, on the earlier of (a) the closing of a merger transaction between the Company and Keryx and (b) 30 days following the termination of the letter of intent. This merger was completed on February 5, 2004. The Company is the surviving corporation and has become a wholly-owned subsidiary of Keryx.

13.      INCOME TAXES

         There was no net provision for income taxes for the year ended December 31, 2003. The Company has a deferred tax asset of $6,360,483 at December 31, 2003, which has resulted primarily from net tax operating loss benefit carryforwards and certain expenses and up front payments on license agreements, which are currently not deductible. Current or future ownership changes may limit the future utilization of these net operating loss carryforwards in accordance with IRS code section 382. A full valuation allowance has been established to offset the deferred tax asset, since, based on the weight of available evidence, it is more likely than not that all of the deferred tax assets will not be realized.

         Deferred income taxes reflect the estimated future tax effects attributable to (i) temporary differences between the carrying amount for financial reporting purposes and the tax basis of assets and liabilities, and (ii) carryforwards. The deferred tax assets and liabilities at December 31, 2003 are summarized below:

Deferred tax assets                                 $ 6,360,483

Current--
  Allowance for doubtful accounts                         3,200
Non-current:
  Depreciation and amortization                           5,736
  Deferred compensation                                  60,000
  Net operating loss carry forwards                   5,656,574
  Research and development credit                        89,773
  Other                                                 167,500
  Up-front payments on license agreements               377,700
                                                    -----------
  Deferred tax assets                                 6,360,483
  Valuation allowance                                (6,360,483)
                                                    -----------
Net deferred tax assets                             $         -
                                                    ===========

         The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $14.1 million at December 31, 2003 which will expire between 2019 and 2023.

14.      CONCENTRATION OF RISK

         Revenues from two customers represented 84% and 10% of service revenue for the year ended December 31, 2003. Accounts receivable from four customers represented 36%, 28%, 18% and 18% of accounts receivable at December 31, 2003.

                                     ******